Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
Compex Technologies, Inc. Dan W. Gladney, CEO Scott P. Youngstrom, CFO (651) 631-0590 www.compextechnologies.com	E-mail: investorrelations@compextechnologies.com

COMPEX TECHNOLOGIES REPORTS RECORD
FISCAL 2003 FOURTH QUARTER RESULTS

Record Gross Margins, Net Income and EPS Achieved

NEW BRIGHTON, MN (September 16, 2003) — Compex Technologies, Inc. (NASDAQ NM: CMPX) today reported results of operations for the fiscal fourth quarter ended June 30, 2003.

Consolidated net sales and rental revenue for the fourth quarter was $19.8 million, a decrease of 1% versus the prior year’s fourth quarter revenue of $20.1 million. U.S. revenue was $12.8 million, up 3% from $12.5 million in the same period last year. International revenue was $7.1 million compared with $7.6 million in the prior year’s fourth quarter.

The gross profit margin for the quarter was 71.5%, compared with 68.6% last year. Selling, general and administrative expenses were $10.8 million, or 54.4% of revenue, compared with $10.9 million and 54.0%, respectively, in the fiscal 2002 quarter.

Net income for the quarter was $1.7 million, or $0.15 per diluted share, compared with $1.3 million, or $0.12 per diluted share in the same period last year.

For the full year ended June 30, 2003, net revenue was $75.5 million, an increase of 4% compared with total revenue of $72.5 million for the full year ended June 30, 2002. Net income for the full year of fiscal 2003 was $5.0 million, or $0.45 per diluted share, compared with $4.9 million, or $0.44 per diluted share in the prior fiscal year.

“We are extremely pleased with our performance during the quarter,” commented Dan W. Gladney, President and CEO. “Although fourth quarter revenues were essentially flat as compared to a year ago, they were up for the fourth consecutive quarter. Our margins and EPS improved for the third consecutive quarter, reaching record levels. Most significantly, for the fiscal fourth quarter and full year, we achieved record net income.”

“Since the end of the quarter,” continued Mr. Gladney, “we have acquired Filsport Assistance S.r.l., our Italian distributor for Compex, and signed football great Jerry Rice as Spokesperson for Compex Sport. We’ve received corporate recognition on Forbes.com, and have had three analysts initiate coverage on us over the past two months. Our business continues to track on plan and we are excited about the year to come.”

Consistent with the initiatives started in fiscal 2003, Gladney indicated that “we expect to invest heavily in marketing during our year ending June 2004 as we ramp up the advertising and promotional campaigns for our consumer and new medical products. As a result of the increased spending and assuming gradual consumer acceptance, we expect earnings for the first half of fiscal 2004 to be down year-over-year. Our challenge throughout the year is to not just manage expenditures, but more importantly to turn that spending into solid revenue growth and meet our earnings objectives for the full fiscal year. More specifically, our objective is to grow revenue to between $90 to $93 million with earnings between $0.46 to $0.50 a share for the full fiscal year.”

Compex Technologies has scheduled an investor conference call at 1:00 p.m. Eastern Time on Wednesday, September 17th, at which it will discuss:

•	Results of operations for the year ended June 30, 2003

•	Recent developments in new product initiatives, endorsements, acquisitions and personnel changes

•	Goals and objectives for the year ending June 30, 2004.

To participate in the live call, please dial (800) 227-9428 and reference Conference ID: Compex. International callers please dial (785) 832-2422 and use the same Conference ID. A telephone replay will be available until 11:00 p.m. Eastern Time on September 30th by dialing (888) 274-8335 domestically and (402) 220-2327 internationally. Investors may also find investor information, including information about how to access replays of the conference call, at the Compex Technologies website at www.compextechnologies.com under the caption “About Us — Investor Relations.”

Compex Technologies, Inc. is engaged in the manufacture and sale of healthcare products based upon electrical stimulation technologies designed to improve health, wellness, athletic performance and physical fitness.

Cautionary Statement: All statements other than historical facts included in this release regarding future operations, and particularly on the outlook for 2003, are subject to the risks inherent in predictions and “forward looking statements.” These statements are based on the beliefs and assumptions of management of Compex Technologies and on information currently available to management. Nevertheless, these forward-looking statements should not be construed as guarantees of future performance. They involve risks, uncertainties, and assumptions identified in Compex Technologies filings with the SEC, including:

•	The effect of acquisitions on our results of operations;

•	The difficulties in predicting the amount and timing of consumer acceptance of new products;

•	The increasing reliance on results of our international operations;

•	The effect of fluctuating exchange rates on our international results;

•	Our substantial balances of third-party billing business and resulting accounts receivable and the sensitivity of our results to the accuracy of its reserve for uncollectible receivables;

•	Changes in, and our compliance with, regulation and industry practice that affects the rates at which its products are reimbursed, the way it manufactures its products, and the documentation which it submits for reimbursement;

Other factors that affect the industry in which Compex Technologies functions include negative publicity about electrical stimulation products for medical and fitness applications and world events that affect the economies of the countries in which its products are sold.

-Tables to Follow-

COMPEX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30

	2002	2003

ASSETS
Current Assets:
Cash and cash equivalents	$2,086,650	$5,056,007
Receivables, less reserves of $12,891,864 and $14,869,318	23,629,117	24,955,130
Inventories -
Raw materials	2,368,203	1,393,470
Work in process	80,265	33,670
Finished goods	6,522,790	10,301,198
Deferred tax assets	4,655,631	4,655,631
Prepaid expenses	1,641,378	2,378,044

Total current assets	40,984,034	48,773,150
Property, plant and equipment, net	4,679,778	4,536,804
Goodwill, net	9,833,090	10,583,287
Other intangible assets, net	1,150,652	883,634
Deferred tax assets	702,567	917,541
Other assets	127,615	104,743

	$57,477,736	$65,799,159

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$2,520,775	$5,363,850
Note payable	—	4,500,000
Accounts payable	3,312,767	4,028,608
Accrued liabilities -
Payroll	607,409	692,710
Commissions	437,530	427,326
Income taxes	2,670,766	2,872,193
Other	5,656,988	4,476,675

Total current liabilities	15,206,235	22,361,362
Long-Term Liabilities:
Long term-debt	6,455,209	1,217,268
Deferred tax liabilities	535,102	675,885

Total liabilities	22,196,546	24,254,515
Stockholders’ Equity:
Common stock, $.10 par value: 30,000,000 shares authorized; issued and outstanding 10,922,618 and 10,948,469 shares, respectively	1,092,262	1,094,847
Preferred stock, no par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	21,564,096	21,650,978
Unearned compensation on restricted stock	(77,813)	—
Accumulated other non-owner changes in equity	735,564	1,870,183
Retained earnings	11,967,081	16,928,636

Total stockholders’ equity	35,281,190	41,544,644

	$57,477,736	$65,799,159

COMPEX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30

	2001	2002	2003

Net sales and rental revenue	$62,957,415	$72,506,677	$75,459,916
Cost of sales and rentals	19,712,330	23,533,761	22,578,263

Gross profit	43,245,085	48,972,916	52,881,653
Operating expenses:
Selling, general and administrative	34,337,362	37,694,707	42,170,026
Research and development	1,885,711	2,090,110	2,122,659

Total operating expenses	36,223,073	39,784,817	44,292,685

Income from operations	7,022,012	9,188,099	8,588,968
Other income (expense):
Interest expense	(1,276,623)	(674,737)	(428,467)
Other	78,600	6,648	109,054

Income before income taxes	5,823,989	8,520,010	8,269,555
Income tax provision	2,504,000	3,578,000	3,308,000

Net income	$3,319,989	$4,942,010	$4,961,555

Net income per common and common equivalent share
Basic	$.31	$.45	$.45

Diluted	$.31	$.44	$.45

Weighted average number of shares outstanding
Basic	10,638,422	10,867,744	10,951,808

Diluted	10,692,866	11,115,322	11,068,860

COMPEX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30		June 30

	2002	2003	2002	2003

Net sales and rental revenue	$20,102,140	$19,843,748	$72,506,677	$75,459,916
Cost of sales and rentals	6,309,084	5,647,921	23,533,761	22,578,263

Gross profit	13,793,056	14,195,827	48,972,916	52,881,653
Operating expenses:
Selling, general and administrative	10,863,552	10,811,686	37,694,707	42,170,026
Research and development	514,466	508,687	2,090,110	2,122,659

Total operating expenses	11,378,018	11,320,373	39,784,817	44,292,685
Income from operations	2,415,038	2,875,454	9,188,099	8,588,968
Other income (expense):
Interest expense	(115,157)	(111,977)	(674,737)	(428,467)
Other	(7,589)	31,377	6,648	109,054

Income before income taxes	2,292,292	2,794,854	8,520,010	8,269,555
Income tax provision	962,000	1,118,000	3,578,000	3,308,000

Net income	$1,330,292	$1,676,854	$4,942,010	$4,961,555

Net income per common and common equivalent share
Basic	$.12	$.15	$.45	$.45

Diluted	$.12	$.15	$.44	$.45

Weighted average number of shares outstanding
Basic	10,922,700	10,945,667	10,867,744	10,951,808

Diluted	11,238,079	11,276,031	11,115,322	11,068,860

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